UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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CLEAN DIESEL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Clean Diesel Technologies, Inc. issued the attached press release on August 18, 2016.

CDTi’s Board of Directors and Leading Proxy Advisory Firm Recommend Stockholders Vote in Favor of CDTi’s Proposals

Special Meeting of Stockholders to be held Thursday, August 25th

Oxnard, California — August 18, 2016 — Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, announced leading proxy advisory firm Institutional Shareholders Services, Inc.  (ISS) and CDTi’s Board of Directors recommend CDTi stockholders approve the measures up for vote at the Special Meeting of Stockholders on Thursday, August 25th at its corporate headquarters at 1621 Fiske Place, Oxnard, CA 93033. The measures, if approved, would result in the issuance of, in aggregate, up to 5,190,804 shares of the company’s common stock in exchange for approximately $8.0 million in debt plus accrued, unpaid interest.

Per its published report, ISS stated a vote FOR these proposals is warranted. Given the company’s financial state, operational history, and that it is a going concern risk, the benefit of a strengthened balance sheet outweighs dilution concerns. In addition, CDTi’s Board of Directors believes the exchange is in the best interests of the company as it will significantly reduce outstanding indebtedness, thereby strengthening the balance sheet and allowing the company to increase its ability to invest available cash in operating activities.

Voting procedures

The record date for the Special Meeting is July 18, 2016. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted at the Special Meeting. Whether or not You attend the Special Meeting, please vote your shares promptly to ensure your representation at the Special Meeting by completing and returning your proxy card (or by voting on the Internet or by telephone).

Stockholders of record; shares registered directly in your name.

If you are a stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the previously provided proxy card, the Internet or telephone. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the Special Meeting and vote in person, if you choose.

•                  To vote in person, attend the Special Meeting and we will give you a ballot during the Special Meeting.

•                  To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. If you do not have the prepaid envelope, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.

•                  To vote via the telephone, you can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the United States, see your proxy card for additional instructions.

•                  To vote via the Internet, please go to www.voteproxy.com and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, August 24, 2016. After that, Internet and telephone voting will be closed, and if you want to vote your shares you will either need to ensure that your proxy card is received by the Company before the date of the Special Meeting or attend the Special Meeting to vote your shares in person.

Beneficial owners; shares held in account at brokerage, bank or other organization.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with the proxy materials from that organization rather than from CDTi. Simply complete and mail the proxy card as directed in those voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank or other agent. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the effect of the debt conversion on the Company’s balance sheet and cash available for operations, which statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including other factors that might impact the strength of the Company’s balance sheet and its available cash flows, including, but not limited to, the following: (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property;

(j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com

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